EXHIBIT 3.1
SEVENTH AMENDED AND RESTATED BY-LAWS OF
CLEAR CHANNEL COMMUNICATIONS, INC.
a Texas corporation
(the “Corporation”)
ARTICLE I.
OFFICES
     Section 1. Registered Office and Place of Business. The registered office of the Corporation shall be at 200 East Basse Road, San Antonio, Texas 78209, and the name of the registered agent at such address is Mark P. Mays. The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETING OF SHAREHOLDERS
     Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at such times and at such place within or without the State of Texas as shall be determined by the Board of Directors.
     Section 2. Annual Meetings. An annual meeting of the shareholders commencing with the year 1975 shall be held each year at the time and date during the month of April to be selected by the Board of Directors. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Voting List. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole thereof, and shall be subject to the inspection of any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.
     Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these By-Laws, may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or the holders of not less than three-tenths of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.
     Section 5. Special Notice of Shareholder Proposals and Director Nominations.
     (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this section, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this section.
     (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to this section, the shareholder must have given timely and proper notice thereof in writing to the Secretary of the Corporation, and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the Secretary of the Corporation must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (iii) as to the shareholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, if any, as of the date of such notice. The
     (c) Notwithstanding anything in this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least one hundred and thirty (130) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (d) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice required by Section 5(b) of this Article shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the nintieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
     (e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed (as the case may be) in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective proposal or nomination shall be disregarded.
     (f) For purposes of this section, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (g) Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     Section 6. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice shall be deemed to have been given to all shareholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act.
     Section 7. Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 8. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 9. Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders except to the extend that the voting rights of the shares of any class or classes are limited or denied by statute, by the Articles of Incorporation or by any other certificate creating any class or series of stock. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.
     Section 10. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.
     Section 11. Action without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.
     Section 12. Telephone Meeting. Subject to the provisions of applicable law and these By-Laws, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE III.
DIRECTORS
     Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders.
     Section 2. Number and Qualifications. The Board of Directors shall consist of up to fourteen (14) members, none of whom need be shareholders or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided and each director elected shall hold office until his successor shall be elected and shall qualify.
     Section 3. Change in Number. The number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors at any meeting of the Board of Directors; provided that at all times the number of directors shall be at least one and no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election by a majority of the remaining directors, though less than a quorum.
     Section 4. Removal; Resignation.
     (a) Removal. Any director may be removed for cause at any special meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote at an election of directors and represented in person or by proxy at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.
     (b) Resignation. Any director may resign at any time by delivering his written resignation to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary of the Corporation or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.
     Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, resignation or removal or of any director, or if the shareholders fail at any meeting of shareholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors.
     Section 6. Election of Directors; Required Vote.
     (a) Majority Vote. Each director to be elected by shareholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. Cumulative voting shall not be permitted. For purposes of this section, a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to a director’s election.
     (b) Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 5 of this Article or may decrease the size of the Board of Directors pursuant to the provisions of Section 3 of this Article.
     Section 7. Place of Meeting. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.
     Section 8. Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the shareholders and at the same place, unless by majority vote of the directors then elected and serving such time or place is changed.
     Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors. Except as otherwise by statute, the Articles of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of any regular meeting need be specified in the notice or waiver of notice of such meeting.
     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on twenty-four (24) hours’ notice to each director either personally or by mail or by telegram, special meetings shall be called by the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.
     Section 11. Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the directors fixed by these By-Laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these By-Laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 12. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.
     Section 14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.
     Section 15. Telephone Meeting. Subject to the provisions of applicable statutes and these By-Laws, members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE IV.
EXECUTIVE COMMITTEE
     Section 1. Designation. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these By-Laws, designate an Executive Committee, to consist of two or more of the directors of the Corporation (with such alternatives, if any, as may be deemed desirable), one of whom shall be the Chief Executive Officer of the Corporation.
     Section 2. Authority. The Executive Committee, to the extent provided in such resolution, shall have an may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation.
     Section 3. Change in Number. The number of members of the Executive Committee may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.
     Section 4. Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.
     Section 5. Vacancies. Any vacancy in the Executive Committee may be filled by the affirmative vote of a majority of the whole Board.

     Section 6. Meetings. Time, place and notice, if any, of meetings of the Executive Committee shall be determined by the Executive Committee.
     Section 7. Quorum; Majority Vote. At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, the Articles of Incorporation or these By-Laws. If a quorum is not present at a meeting of the Executive Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.
     Section 8. Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as the secretary of the Executive Committee, or the committee may, in its discretion, appoint its own secretary.
     Section 9. Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
ARTICLE V.
OTHER COMMITTEES OF THE BOARD
     Section 1. Establishment; Standing Committees. The Board of Directors may by resolution establish, name or dissolve one or more committees for any purpose, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors or the Executive Committee when required.
     Section 2. Audit Committee. The Audit Committee shall, from time to time, meet to review and monitor the accounting practices and procedures of the Corporation, and to report its findings and recommendations to the Board of Directors or the Executive Committee for final action. The Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Audit Committee shall not be binding on the Board of Directors or the Executive Committee, except when, pursuant to the provisions of Article V Section 4 hereof, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board of Directors by resolution.
     Section 3. Compensation Committee. The Compensation Committee shall, from time to time, meet to review the various compensation plans, policies and practices of the Corporation, and to report its findings and recommendations to the Board of Directors or the Executive Committee for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board of Directors or the Executive Committee, except when, pursuant to the provisions of Article V Section 4 hereof, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board of Directors by resolution.
     Section 4. Available Powers. Any committee established pursuant to Article V Section 1 hereof, including the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board of Directors establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Articles of Incorporation and these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     Section 5. Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
     Section 6. Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by the members of such committee. At meetings of a committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Articles of Incorporation or these By-Laws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.
ARTICLE VI.
NOTICE
     Section 1. Manner of Giving Notice. Whenever under the provisions of the statutes, the Articles of Incorporation or these By-Laws, notice is required to be given to any committee member, director or shareholder, and no provisions are made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such committee member, director or shareholder at the address appearing on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail as aforesaid.
     Section 2. Waiver of Notice. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VII.
OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES
     Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer a President, one or more Vice Presidents, as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer. The Chairman of the Board shall be a member of the Board of Directors, no other elected officer of the Corporation need be a director of the Corporation, and no elected officer of the Corporation need be a shareholder of the Corporation or a resident of the State of Texas.
     Section 2. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board, a shareholder of the Corporation or a resident of the State of Texas) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these By-Laws or determined from time to time by the Board of Directors or the Executive Committee.
     Section 3. Two or More Offices. Any two (2) or more offices may be held by the same person.
     Section 4. Compensation and Severance.
     (a) The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the Chief Executive Officer or President the authority to fix the compensation of any or all of the other officers (except the Chairman of the Board) of the Corporation.
     (b) For any Severance Agreement with an officer that provides Severance Benefits with a total present value exceeding 2.99 times the sum of the officer’s base salary plus target bonus, the Board of Directors or the Executive Committee, as appropriate, shall seek shareholder approval before entering into such Severance Agreement. The term “Severance Agreement” shall mean any agreement that dictates what an officer will be compensated when the Corporation terminates such officer’s employment without cause or when there is a termination of such officer’s employment following a finally approved and implemented change of control. The term “Severance Benefits” shall mean the value of all cash and non-cash benefits, including, but not limited to, the following: (i) cash benefits; (ii) perquisites; (iii) consulting fees; (iv) equity and the accelerated vesting of equity; (v) the value of “gross-up” payments, i.e., payments to off-set taxes; and (vi) the value of additional service credit or other special additional benefits under the Corporation’s retirement system. The method of computing and analyzing the present value of Severance Benefits for purposes of complying with this Section 4(b) shall be subject to the interpretation of the Board or the Executive Committee, as appropriate, in their reasonable good faith discretion.
     (c) If the Board or the Executive Committee, as appropriate, determines that it is not practicable to obtain shareholder approval before entering into a Severance Agreement, the Board or the Executive Committee, as appropriate, shall seek approval of the shareholders after the material terms of the Severance Agreement have been agreed upon.
     (d) Notwithstanding anything in Article VII to the contrary, Article VII, Sections 4(b) and (c) shall not apply to any Severance Agreements existing prior to December 22, 2005, or any future amendments, extensions or modifications thereof if such future amendments, extensions or modifications reduce the present value of Severance Benefits provided under such pre-existing Severance Agreement.
     Section 5. Term of Office; Removal; Filling of Vacancies. Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer’s term shall end at the first meeting of directors after the next annual meeting of shareholders. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointive officer or agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
     Section 6. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the shareholders and the Board of Directors and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.
     Section 7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer shall preside when present at all meetings of the shareholders and the Board of Directors.
     Section 8. President. The President shall be the chief operating officer of the Corporation and, subject to the authority of the Chief Executive Officer and the Board of

Directors, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board.
     Section 9. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.
     Section 10. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the Chief Executive Officer, the President, the Executive Committee or the Board of Directors.
     Section 11. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the Chief Executive Officer, the President, the Executive Committee or the Board of Directors.
     Section 12. Treasurer. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board of Directors, the Executive Committee, the Chief Executive Officer or the President shall from time to time direct or as shall be selected in accordance with procedure established by the Board, Executive Committee the Chief Executive Officer or the President; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the Chief Executive Officer, the President, the Executive Committee or the Board of Directors.
     Section 13. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the Chief Executive Officer, the President, the Executive Committee or the Board of Directors.
     Section 14. Divisional Officers. Each division of the Corporation, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board of Directors or the Executive Committee and such other officers that the Board of Directors or the Executive Committee may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board of Directors or the Executive Committee, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Corporation except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.
     Section 15. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these By-Laws or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.
ARTICLE VIII.
STOCK AND TRANSFER OF STOCK
     Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these By-Laws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the holder’s name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the

Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile.
     Section 2. Issuance. Subject to the provisions of the statutes, the Articles of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.
     Section 3. Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.
     Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors, the Executive Committee, the Chief Executive Officer, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Executive Committee, the Chief Executive Officer, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the name in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
     Section 5. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

     Section 6. Foreign Ownership of Shares. Not more than one-fifth of the aggregate number of shares of stock of the Corporation shall at any time be owned of record or voted by or for the account of aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. The Corporation shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the stock is owned of record or voted by aliens. In the event that the stock records of the Corporation shall at any time reflect one-fifth foreign stock ownership, no transfers of additional share certificates to aliens and other entities described above shall be made. If it shall thereafter be learned that any such additional share certificates are held by aliens and others described, such certificates shall not be entitled to vote, receive dividends or enjoy any other rights accorded to stock of the Corporation, and the holder of such certificates will be required to transfer them to a citizen of the United States or the Corporation.
     Section 7. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE IX.
INDEMNIFICATION
     Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity (hereinafter a “Covered Person”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.
     Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IX, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses (including, without limitation, court costs and attorneys’ fees) incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (“advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that if the Texas Business Corporation Act (the “TBCA”) requires, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking (“undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (“final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBCA.
     Section 3. Indemnification of Other Persons. This Article IX shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to Covered Persons under this Article IX and to any such further extent as may be authorized or permitted by law.
     Section 4. Non-Exclusivity of Rights. The rights provided to a Covered Person pursuant to this Article IX shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation or these By-Laws, agreement, vote of shareholders or disinterested directors, or otherwise.
     Section 5. Insurance and Other Arrangements. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders.
     Section 6. Amendments. Any repeal or amendment of this Article IX by the Board of Directors or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
     Section 7. Certain Definitions. For purposes of this Article IX, (a) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, (b) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a trustee, employee, agent or similar functionary of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and (c) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of Art. 2.02-1 of the TBCA.
     Section 8. Contract Rights. The rights provided to Covered Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.
     Section 9. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 10. Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the TBCA. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.
ARTICLE X.
MISCELLANEOUS
     Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.
     The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.
     Section 2. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-Laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall be from January through December.
     Section 5. Seal. The Corporation’s seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.
     Section 6. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.
     Section 7. Resignation. Any director, committee member, officer or agent may resign by giving written notice to the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 8. Surety Bonds. Such officers and agents of the Corporation (if any) as the Chief Executive Officer, the President, the Board of Directors or the Executive Committee may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration of the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer, the President, the Board of Directors or the Executive Committee may determine. The premiums on such bonds shall be paid by the Corporation, and the Bonds so furnished shall be in the custody of the Secretary.
     Section 9. Interested Directors, Officers and Shareholders.
     (a) Validity. Any contract or other transaction between the Corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.
     (b) Disclosure, Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or shareholder is known or disclosed:
          (1) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a is present but not in calculating the majority necessary to carry the vote; or
          (2) to the shareholders and they nevertheless authorize or ratify the contract or transaction by majority of the shares present, each such interested person to be counted for quorum and voting purposes.
     (c) Non-Exclusive. The provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.
ARTICLE XI.
AMENDMENTS
     Section 1. Amendment by Board of Directors. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.
     Section 2. Amendment by the Shareholders. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted at any meeting of the shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such matter and represented in person or by proxy at such meeting.

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